Exhibit 10.17

AMENDMENT TO AGREEMENT ENTERED INTO ON DECEMBER 8, 2005

This Amendment modifies the Agreement entered into on April 6, 2006 by and among Minera Rio Tinto, S. A. De C. V. (“MRT”), a company duly incorporated and validly existing pursuant to the laws of the United Mexican States, having an office at Av. Pascual Orozco Number 2117- Altos, La Cima, C. P. 31310, Chihuahua, Chihuahua; Mexoro Minerals, Ltd. (“Mexoro”), a Colorado corporation, having an address of 595 Howe Street, Suite 206, Vancouver A1 V6c 2t5, 6046841755, and Sunburst de Mexico, S.A. de C.V. (“Sunburst Mexico) a corporation duly incorporated and validly existing pursuant to the laws of the United Mexican States and having an office at Suite 5, Avenida del Mar No.1022 Zona Costera, Mazatlan, State of Sinaloa, Mexico on December 8, 2005.

WHEREAS, all parties to the Agreement wish to modify it to waive MRT’s option to purchase all of the shares of Sunburst Mexico; and

WHEREAS, all parties to the Agreement wish to modify it to waive Mexoro’s obligation to transfer $1,500,000 to Sunburst Mexico by April 30, 2006.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual warranties and representations herein contained, the parties agree as follows:

1.

Article 6 of the Agreement shall be deleted.  All obligations and rights therein shall be dismissed, including, but not limited to:

a.

MRT’s option to purchase 100% of the issued common shares of Sunburst Mexico for the total price of $100, upon certain circumstances, which was to expire on May 31, 2006.

b.

Mexoro’s obligation to transfer $1,500,000 in net proceeds to Sunburst Mexico by April 30, 2006.

2.

Subsequent sections shall be renumbered appropriately.

3.

No other obligations or rights, other than those included in Article 6, are modified.

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the day and year first mentioned above.

Mexoro Minerals, Ltd.

Minera Rio Tinto, S. A. De C. V.

By: ________________________

By: __________________________

Sunburst de Mexico, S.A. de C.V.

By: ________________________